Intralinks Announces Third Quarter 2014 Results

NEW YORK, NY - November 5, 2014 - Intralinks Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of inter-enterprise content collaboration solutions, today announced results for its third quarter of 2014.

“We achieved 11% revenue growth in the third quarter,” said Ron Hovsepian, Intralinks' president and CEO. “Double-digit percentage growth in total revenue, twelve month total backlog and twelve month Enterprise backlog led to the best quarter we have had in several years and gives us increased confidence we can achieve our long-term goals of 15% - 20% revenue growth and 15% - 20% operating margin.”

Third Quarter 2014

Total revenue was $65.6 million, compared to $59.1 million for the corresponding quarter last year.

•	M&A revenue was $33.9 million, compared to $28.7 million for the corresponding quarter last year.

•	Enterprise revenue was $25.1 million, compared to $23.2 million for the corresponding quarter last year.

•	DCM revenue was $6.6 million, compared to $7.2 million for the corresponding quarter last year.

GAAP gross margin was 74.0%, compared to 73.1% for the corresponding quarter last year. Non-GAAP adjusted gross margin was 77.4%, compared to 76.9% for the corresponding quarter last year.

GAAP operating loss was $(3.9) million, compared to $(2.6) million for the corresponding quarter last year. Non-GAAP adjusted operating income was $4.9 million, compared to $5.4 million for the corresponding quarter last year.

GAAP net loss was $(4.4) million, compared to $(2.5) million for the corresponding quarter last year. GAAP net loss per share was $(0.08) on the basis of 56.0 million shares outstanding. In the corresponding quarter last year, GAAP net loss per share was $(0.05) on the basis of 55.2 million shares outstanding.

Non-GAAP adjusted net income was $1.6 million, compared to $3.0 million for the corresponding quarter last year. Non-GAAP adjusted net income per share was $0.03 on the basis of 57.5 million shares outstanding. In the corresponding quarter last year, non-GAAP adjusted net income per share was $0.05 on the basis of 56.3 million shares outstanding.

Non-GAAP adjusted EBITDA was $11.4 million, compared to $10.7 million for the corresponding quarter last year.

Cash and investments was $63.2 million at the end of the quarter, down from $72.5 million at the end of the second quarter.

Business Outlook:

Based on information available as of November 5, 2014, Intralinks is providing guidance for the fourth quarter 2014 as follows:

Fourth Quarter 2014

Revenue: $65.0 million to $67.0 million
GAAP operating loss: $(6.1) million to $(5.1) million
Non-GAAP adjusted operating income: $2.6 million to $3.6 million
Non-GAAP adjusted EBITDA: $9.8 million to $10.8 million
GAAP net loss per share: $(0.08) to $(0.07)
Non-GAAP adjusted net income per share: $0.01 to $0.03

Quarterly Conference Call

In conjunction with this announcement, Intralinks will host a conference call on Wednesday, November 5, 2014 at 5:00 p.m. Eastern Time (ET) to discuss its third quarter financial results and business outlook. To access this call, dial 877-300-8521 (domestic) or 412-317-6026 (international). A passcode is not required. The call will also be webcast live on the investor relations section of the Intralinks website at www.Intralinks.com/ir.  In conjunction with this call, there will also be slides with supplemental information available at that same website location.

Following the conference call, a replay will be available until November 12, 2014, at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 10053298. An archived webcast of the call will also be available on the investor relations section on the Intralinks website at www.Intralinks.com/ir.

About Intralinks
Intralinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of inter-enterprise content collaboration solutions. Through innovative Software-as-a-Service solutions, Intralinks solutions are designed to enable the exchange, control, and management of information between organizations securely and compliantly when working through the firewall. More than 3.1 million professionals at 99% of the Fortune 1000 companies have depended on Intralinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $23.5 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.Intralinks.com.
Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”), including non-GAAP adjusted gross profit and non-GAAP adjusted gross margin, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin and free cash flow. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.
Management defines its non-GAAP financial measures as follows:

•	Non-GAAP adjusted gross profit represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets and (2) stock-based compensation expense.

•
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense, (3) impairment charges or asset write-offs and (4) costs related to public stock offerings.

•
Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense, (3) impairment charges or asset write-offs, (4) costs related to debt repayments and (5) costs related to public stock offerings. The income tax expense included in non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

•	Non-GAAP adjusted net income per share represents non-GAAP adjusted net income (which is defined above) divided by fully diluted weighted average shares outstanding.

•
Non-GAAP adjusted EBITDA represents net loss adjusted to exclude, if applicable: (1) depreciation and amortization, (2) amortization of intangible assets, (3) stock-based compensation expense, (4) impairment charges or asset write-offs, (5) interest expense, (6) amortization of debt issuance costs, (7) other (income) expense, net, (8) costs related to public stock offerings and (9) income tax (benefit) expense.

•	Free cash flow represents net cash provided by operating activities less capitalized software development costs and capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. Management also believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-over-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets and interest expense. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization expense related to intangible assets. However, non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to gross profit, loss from operations, net loss, net loss per share and net cash provided by operating activities as indicators of operating performance.

Reconciliations of GAAP to Non-GAAP financial measures are included in this press release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains expressed or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow or to attain our enterprise backlog objectives; periodic fluctuations in our operating results; our ability to manage our expected growth; risks related to our substantial debt balances and our ability to generate or obtain sufficient capital to service our debt and fund our business; our ability to maintain the security and integrity of our systems; risks associated with the privacy and protection of information in our possession; our ability to increase our penetration in our principal existing markets and expand into additional markets; our ability to expand into new geographic markets; delays in market adoption and penetration of our products and services; difficulties developing, integrating and introducing new products and services; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals and relationships; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates and attrition; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; uncertainties surrounding domestic and global economic conditions; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy, including data privacy and tax regulations. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

“Intralinks” and the Intralinks logo are registered trademarks of Intralinks, Inc. © 2014. All rights reserved.

Investor Contact:
David Roy
Intralinks Holdings, Inc.
212-342-7690
droy@intralinks.com

Media Contact:
Ian Bruce
Intralinks Holdings, Inc.
508-574-2016
ibruce@intralinks.com

Intralinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share Data)
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$30,883	$50,540
Investments	14,499	34,886
Accounts receivable, net of allowances of $3,453 and $3,152, respectively	48,286	38,322
Deferred taxes	13,264	12,148
Prepaid expenses	7,649	6,036
Restricted cash	—	2,442
Other current assets	4,370	4,576
Total current assets	118,951	148,950
Investments	17,769	—
Fixed assets, net	17,128	14,100
Capitalized software, net	38,292	32,341
Goodwill	224,383	215,869
Other intangibles, net	68,043	83,648
Other assets	7,130	1,054
Total assets	$491,696	$495,962
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,361	$11,052
Current portion of long-term debt	940	209
Deferred revenue	49,447	44,651
Accrued expenses and other current liabilities	25,651	26,667
Total current liabilities	89,399	82,579
Long-term debt	78,093	75,004
Deferred taxes	9,196	16,989
Other long-term liabilities	6,346	5,289
Total liabilities	183,034	179,861
Commitments and contingencies
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value; 300,000,000 shares authorized; 56,707,832 and 56,054,484 shares issued and outstanding, respectively	57	56
Additional paid-in capital	437,707	429,549
Accumulated deficit	(128,117)	(112,714)
Accumulated other comprehensive loss	(985)	(790)
Total stockholders' equity	308,662	316,101
Total liabilities and stockholders' equity	$491,696	$495,962

Intralinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$65,605	$59,116	$188,403	$171,879
Cost of revenue	17,082	15,919	51,167	47,709
Gross profit	48,523	43,197	137,236	124,170
Operating expenses:
Sales and marketing	29,366	27,122	85,357	79,310
General and administrative	17,930	13,844	52,883	41,701
Product development	5,150	4,878	16,075	14,236
Total operating expenses	52,446	45,844	154,315	135,247
Loss from operations	(3,923)	(2,647)	(17,079)	(11,077)
Interest expense	1,126	1,242	3,091	3,516
Amortization of debt issuance costs	143	71	436	287
Other expense (income), net	995	(662)	786	306
Net loss before income tax	(6,187)	(3,298)	(21,392)	(15,186)
Income tax benefit	(1,836)	(782)	(5,989)	(3,757)
Net loss	$(4,351)	$(2,516)	$(15,403)	$(11,429)
Net loss per common share
Basic	$(0.08)	$(0.05)	$(0.28)	$(0.21)
Diluted	$(0.08)	$(0.05)	$(0.28)	$(0.21)
Weighted average number of shares
Basic	56,001,583	55,191,868	55,799,506	55,042,305
Diluted	56,001,583	55,191,868	55,799,506	55,042,305

Intralinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(15,403)	$(11,429)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,779	15,142
Amortization of intangible assets	17,803	17,778
Stock-based compensation expense	7,684	6,225
Deferred income tax benefit	(9,100)	(6,298)
Other, net	3,206	2,111
Changes in operating assets and liabilities:
Accounts receivable	(12,070)	(1,186)
Prepaid expenses and other assets	(1,814)	(2,430)
Accounts payable	914	3,550
Accrued expenses and other liabilities	(929)	710
Deferred revenue	4,522	5,960
Net cash provided by operating activities	13,592	30,133
Cash flows from investing activities:
Capitalized software development costs	(19,652)	(16,575)
Capital expenditures	(7,041)	(5,432)
Purchases of investments	(27,062)	(36,477)
Maturities of investments	29,179	32,596
Purchases of cost method investments	(3,499)	—
Acquisitions, net of cash acquired	(8,632)	(600)
Restricted cash	2,443	(2,443)
Net cash used in investing activities	(34,264)	(28,931)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	79,200	—
Payments on long-term debt	(75,298)	(616)
Payments of outstanding financing arrangements	(300)	(631)
Deferred financing costs	(2,829)	—
Exercise of stock options and issuance of common stock, net of withholding taxes	474	1,155
Other	(188)	—
Net cash provided by (used in) financing activities	1,059	(92)
Effect of foreign exchange rate changes on cash and cash equivalents	(44)	(265)
Net (decrease) increase in cash and cash equivalents	(19,657)	845
Cash and cash equivalents at beginning of period	50,540	43,798
Cash and cash equivalents at end of period	$30,883	$44,643

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Gross profit	$48,523	$43,197	$137,236	$124,170
Gross margin	74.0%	73.1%	72.8%	72.2%
Cost of revenue – amortization of intangible assets	2,089	2,082	6,123	6,151
Cost of revenue – stock-based compensation expense	151	194	423	511
Non-GAAP adjusted gross profit	$50,763	$45,473	$143,782	$130,832
Non-GAAP adjusted gross margin	77.4%	76.9%	76.3%	76.1%

Loss from operations	$(3,923)	$(2,647)	$(17,079)	$(11,077)
Amortization of intangible assets	5,989	5,967	17,803	17,778
Stock-based compensation expense	2,787	2,097	7,684	6,225
Non-GAAP adjusted operating income	$4,853	$5,417	$8,408	$12,926

Net loss before income tax	$(6,187)	$(3,298)	$(21,392)	$(15,186)
Amortization of intangible assets	5,989	5,967	17,803	17,778
Stock-based compensation expense	2,787	2,097	7,684	6,225
Non-GAAP adjusted net income before tax	2,589	4,766	4,095	8,817
Non-GAAP income tax expense	984	1,811	1,556	3,350
Non-GAAP adjusted net income	$1,605	$2,955	$2,539	$5,467

Net loss	$(4,351)	$(2,516)	$(15,403)	$(11,429)
Depreciation and amortization	6,545	5,290	18,779	15,142
Amortization of intangible assets	5,989	5,967	17,803	17,778
Stock-based compensation expense	2,787	2,097	7,684	6,225
Interest expense	1,126	1,242	3,091	3,516
Amortization of debt issuance costs	143	71	436	287
Other expense (income), net	995	(662)	786	306
Income tax benefit	(1,836)	(782)	(5,989)	(3,757)
Non-GAAP adjusted EBITDA	$11,398	$10,707	$27,187	$28,068
Non-GAAP adjusted EBITDA margin	17.4%	18.1%	14.4%	16.3%

Net cash provided by operating activities	$2,705	$10,376	$13,592	$30,133
Capitalized software development costs	(6,550)	(5,739)	(19,652)	(16,575)
Capital expenditures	(2,598)	(2,143)	(7,041)	(5,432)
Free cash flow	$(6,443)	$2,494	$(13,101)	$8,126

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending December 31, 2014	Year Ending December 31, 2014
Gross profit	$47,589	$184,825
Gross margin	72.1%	72.7%
Cost of revenue - amortization of intangible assets	2,088	8,211
Cost of revenue - stock-based compensation expense	173	596
Non-GAAP adjusted gross profit	$49,850	$193,632
Non-GAAP adjusted gross margin	75.5%	76.1%

Loss from operations	$(5,602)	$(22,681)
Amortization of intangible assets	5,986	23,789
Stock-based compensation expense	2,716	10,400
Non-GAAP adjusted operating income	$3,100	$11,508

Net loss before income tax	$(6,862)	$(28,254)
Amortization of intangible assets	5,986	23,789
Stock-based compensation expense	2,716	10,400
Non-GAAP adjusted net income before tax	1,840	5,935
Non-GAAP income tax expense	699	2,255
Non-GAAP adjusted net income	$1,141	$3,680

Net loss	$(4,435)	$(19,838)
Depreciation and amortization	7,200	25,979
Amortization of intangible assets	5,986	23,789
Stock-based compensation expense	2,716	10,400
Interest expense	1,117	4,208
Amortization of debt issuance costs	143	579
Other (income) expense, net	—	786
Income tax benefit	(2,427)	(8,416)
Non-GAAP adjusted EBITDA	$10,300	$37,487
Non-GAAP adjusted EBITDA margin	15.6%	14.7%

Note: All forward-looking figures presented in these tables are stated at the mid-point of the estimated range.